EXHIBIT A
PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this "Agreement") is entered into as of December 30, 2016, by and between S. Donald Sussman (the "Seller") and Jonathan Zucker (the "Purchaser"). Each of the Seller and the Purchaser are referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, as of the date of this Agreement, the Seller owns the securities of Arno Therapeutics, Inc., a Delaware corporation (the "Company"), listed on Exhibit A hereto (the "Securities") and is party to the agreements with the Company listed on Exhibit B hereto (the "Agreements"); and
WHEREAS, as of the date of this Agreement, (i) the Seller desires to sell the Securities and the Purchaser desires to purchase the Securities, and (ii) the Seller desires to assign and transfer all of his rights and obligations pursuant to the Agreements and the Purchaser desires to accept and assume all of such rights and obligations, in each case, on the terms and subject to conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties agree as follows:
1.       Certain Defined Terms.  For the purposes of this Agreement:
"Agreement" has the meaning set forth in the Preamble hereto.
"Agreements" has the meaning set forth in the Recitals hereto.
"Company" has the meaning set forth in the Recitals hereto.
"Company Filings" has the meaning set forth in Section 4(b).
"Encumbrance" means any claim, pledge, charge, mortgage, liability, lien, option, equity, power of sale, hypothecation or other encumbrance, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or whatsoever nature and includes any agreement, arrangement or obligation to create any of the foregoing.
"Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).
"Party" has the meaning set forth in the Recitals hereto.
"Person" means an individual, partnership, company, corporation, limited liability company, association, joint stock company, trust, joint venture, organization, business organization, estate, union and any authority or any department, agency or political subdivision thereof.
"Purchaser" has the meaning set forth in the Recitals hereto.
"Securities" has the meaning set forth in the Recitals hereto.
"Seller" has the meaning set forth in the Recitals hereto.
2.      Sale and Purchase of the Securities; Assignment and Assumption of the Agreements.  Upon the terms and subject to the conditions of this Agreement, (a) the Seller hereby sells and transfers the Securities to the Purchaser, who hereby purchases the Securities together with all rights and obligations now and hereafter attaching or accruing thereto, in each case upon execution of this Agreement and (b) the Seller hereby assigns and transfers, and the Purchaser hereby accepts, assumes and agrees to be bound by, all of the Seller's rights and obligations pursuant to the Agreements.  The aggregate purchase price for the Securities shall be US$1,000, payable to the Seller on the date hereof, in accordance with instructions provided to the Purchaser by the Seller.  Promptly following the execution of this Agreement, the Seller shall deliver to the Purchaser an original instrument of transfer, duly executed by the Purchaser as transferor thereof, and such original share certificate or certificates representing the Securities in aid of facilitating the transfer and registration of the Securities to and in the name of the Purchaser after the execution of this Agreement.
3.       Representations and Warranties of the Seller.   The Seller hereby represents and warrants to the Purchaser as follows:
(a). Authority.  The Seller has all requisite power, legal capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller.  This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.
(b). Ownership of Securities.  The Seller owns all right, title and interest (legal and beneficial) in and to the Securities and is entitled to transfer the same to the Purchaser, subject to the terms and provisions of the Agreements.
(c). Consents and Approvals. No governmental, administrative or other third party consents or approvals are required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(d). No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.
4.      Representations and Warranties of the Purchaser.   The Purchaser hereby represents and warrants to the Seller as follows:
(a). Authority.  The Purchaser has all requisite power, legal capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.
(b). Investment Representations.
(i) The Purchaser has reviewed the documents of the Company filed with the Securities and Exchange Commission ("Company Filings") and the Purchaser understands the content of the Company Filings and the risks described about an investment in the Company.
(ii) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.
(iii) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and has sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(iv) The Purchaser understands that the Securities shall be "restricted securities" when acquired by the Purchaser and subject to any restrictive legends required by the Company and the Purchaser is acquiring the Securities solely for his own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Securities are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(c). Consents and Approvals. No governmental, administrative or other third party consents or approvals are required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(d). No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.
5.    General Provisions.
(a). Expenses.  All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement, and any stamp, transfer, registration or other similar taxes, duties and charges arising in respect of the transfer of the Securities as contemplated in this Agreement, shall be paid for by the Party incurring such costs and expenses.
(b). Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing in English and shall be deemed effective given: (i) upon personal delivery to the party to be notified, (ii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one day after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. Any notice or communication sent to the Investor by post or fax shall also be sent by email.  All communications shall be sent to the respective parties at their addresses as set forth below:
If to the Purchaser:

Address:                Jonathan Zucker
166 Duane Street
New York, NY 10013

If to the Seller:

Address:	S. Donald Sussman
c/o Hewlett Bay Associates LLC
800 Westchester Ave, Suite S-414
Rye Brook, NY 10573

(c).	Confidentiality; Public Announcements.

(i).
The Parties undertake with each other that they shall treat as strictly confidential all information received or obtained by them or their employees, agents or advisers in connection with the entry into or the performance of this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement, and the business or affairs of any other Party and subject to the provisions of this section that they will not at any time hereafter make use of or disclose or divulge to any Person any such information and shall use all reasonable efforts to prevent the publication or disclosure of any such information.

(ii).
The restrictions contained in this section shall not: (A) apply to any disclosure which, pursuant to relevant Laws and rules, any governmental authority requires any Party to make, provided that written consent as to the form and content (which consent shall not be unreasonably withheld) of the other Party has been obtained prior to any disclosure of information in public announcement involving such other Party; (B) restrict or prohibit any Party in or from making any disclosure to any professional adviser for the purposes of obtaining necessary professional advice; provided such Party shall procure that such professional adviser observes the confidentiality obligation set forth in this section; and (C) apply to information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of a breach by that Party of this section or a breach of a confidentiality obligation by the disclosing Party, where the breach was known to that Party.

(iii).
No Party shall make, nor shall cause to be made, any press release or public announcement in respect of this Agreement, the identity of the parties to this Agreement or the transactions contemplated thereby or otherwise communicate with any news media without the prior written consent of the other Party, unless otherwise required by Law or applicable stock exchange regulation (and then only after consultation with the other Party), and the Parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.  In the event that any Party or any of his agents, representatives, Affiliates, or employees becomes legally compelled to disclose any such confidential information, such Party shall provide the other Party with prompt written notice of such requirement so that such other Party may seek a protective order or other remedy, or provide a written consent as to the form and content of the disclosure (which consent shall not be unreasonably withheld) of the other Party prior to any such disclosure of confidential information.  In the event that such protective order or other remedy is not obtained, or such other Party waives compliance with this section, the Party legally compelled to disclose such confidential information shall furnish only that portion of such confidential information which is legally required to be provided and exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

(d).	Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(e).	Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

(f).	Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parties (which consent may be granted or withheld in the sole discretion of the Parties) and any such assignment or attempted assignment without such consent shall be void.

(g).	Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all of the Parties, or by a waiver in accordance with this Agreement.

(h).	Waiver. Any Party to this Agreement may: (i) extend the time for the performance of any of the obligations or other acts of any other Party; (ii) waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered by such other Party pursuant hereto; or (iii) waive compliance with any of the agreements of any other Party or conditions to such Party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of his rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(i).	Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns.

(j).	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(k).	Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(l).	Further Assurances. Each of the Parties shall, from time to time at the request of the other Party, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be necessary or desirable to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby, including without limitation any assignment instruments, joinders or agreements to be bound by the Agreements or the Securities.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

THE SELLER:

/s/S. Donald Sussman
S. Donald Sussman

THE PURCHASER:

/s/Jonathan Zucker
Jonathan Zucker

Exhibit A

Securities

4,285,111 shares of Common Stock of the Company ("Common Stock")

The portion of the Series A Warrant No. 2012A-06 exercisable for 1,605,809 shares of Common Stock

The portion of the Series D Warrant No. 2013D-005 exercisable for 1,383,702 shares of Common Stock

Exhibit B

Agreements

Securities Purchase and Registration Rights Agreement, dated September 3, 2010, by and among the Company and the other parties thereto

Securities Purchase Agreement, dated November 26, 2012, by and among the Company and the other parties thereto

Registration Rights Agreement, dated November 26, 2012, by and among the Company and the other parties thereto

Securities Purchase Agreement, dated October 29, 2013, by and among the Company and the other parties thereto

Registration Rights Agreement, dated October 29, 2013, by and among the Company and the other parties thereto

Stock Purchase Agreement, dated January 12, 2016, by and among the Company and the other parties thereto

Registration Rights Agreement, dated January 12, 2016, by and among the Company and the other parties thereto